Exhibit 99.4

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/26/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/26/2018. Have your proxy card in hand when you call and then follow the instructions. TWO HARBORS INVESTMENT CORP. 575 LEXINGTON AVENUE, SUITE #2930 NEW YORK, NY 10022 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following proposals: I. To consider and vote on a proposal to approve the issuance of shares of common stock, par value $0.01 per share, of Two Harbors Investment Corp. pursuant to the Agreement and Plan of Merger, dated as of April 25, 2018, by and among Two Harbors Investment Corp., Eiger Merger Subsidiary LLC, a Maryland limited liability company, and CYS Investments, Inc., a Maryland corporation, as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the "Two Harbors Common Stock Issuance Proposal"); and For 0 Against 0 Abstain 0 For 0 Against 0 Abstain 0 II. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Two Harbors Common Stock Issuance Proposal (the "Two Harbors Adjournment Proposal"). NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Special Meeting or any adjournment or postponement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000384716_1 R1.0.1.17

TWO HARBORS INVESTMENT CORP. Special Meeting of Stockholders July 27, 2018 9:00 AM Central Daylight Time This proxy is solicited by the Board of Directors The undersigned hereby authorizes and appoints Thomas E. Siering and Rebecca B. Sandberg, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held on Friday, July 27, 2018, at 9:00 a.m. Central Daylight Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR Proposals 1 and 2, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Special Meeting of Stockholders. Continued and to be signed on reverse side 0000384716_2 R1.0.1.17